UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Viacom Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ACTIONS BY WRITTEN CONSENTS OF HOLDERS OF

NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER

OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF VIACOM INC.

Dear Viacom Stockholders:

The enclosed Information Statement is being distributed to the holders of record of Class A common stock and Class B common stock of Viacom Inc., a Delaware corporation (“Viacom” or the “Company”), as of the close of business on each of June 6, 2016 (the “June 6 Record Date”) and June 16, 2016 (the “June 16 Record Date” and, together with the June 6 Record Date, the “Record Dates”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to inform you of actions purportedly taken by written consents of National Amusements, Inc. and NAI Entertainment Holdings LLC (together, “NAI”). NAI is indirectly owned by Sumner M. Redstone and Shari E. Redstone, two members of the Company’s Board of Directors (the “Board of Directors”), and holds a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of each of the Record Dates to vote generally in an election of directors. The enclosed Information Statement shall be considered the notices required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

As of the close of business on each of the Record Dates, National Amusements, Inc. and its subsidiaries beneficially owned approximately 79.8% of our Class A common stock, and approximately 10% of our Class A and Class B common stock combined.

On the June 6 Record Date, NAI delivered to the Company two Actions by Written Consent (the “June 6 Written Consents”) purporting to effect certain amendments (the “June 6 Purported Bylaw Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”). The June 6 Purported Bylaw Amendments primarily (1) require that any sale or financial transaction affecting all or a portion of Paramount Pictures Corporation (“Paramount”) and various other subsidiaries of the Company that are utilized in the conduct of business of Paramount must be unanimously approved by all of the members of the Board of Directors then in office; (2) specify that the Board of Directors can amend the Bylaws only by an affirmative vote of all of the members of the Board of Directors then in office; and (3) modify, in certain respects, the Bylaws provision requiring that the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) is the exclusive jurisdiction for certain types of corporate litigation.

On the June 16 Record Date, NAI delivered to the Company two additional Actions by Written Consent (the “June 16 Written Consents” and, together with the June 6 Written Consents, the “Written Consents”) purporting to effect certain additional amendments to the Bylaws (the “June 16 Purported Bylaw Amendments” and, together with the June 6 Purported Bylaw Amendments, the “Purported Bylaw Amendments”). The June 16 Purported Bylaw Amendments provide that any and all vacancies on the Board of Directors shall be filled only by stockholders owning a majority of stock entitled to vote generally in the election of directors, except that in the case of a vacancy not due to a stockholder action to remove directors or to increase the number of authorized directors, the Board of Directors shall fill such vacancy if not filled by stockholder action within thirty days. The June 16 Written Consents also claimed to remove from the Board of Directors, without cause, George S. Abrams, Philippe P. Dauman, Blythe J. McGarvie, Frederic V. Salerno and William Schwartz (the “Incumbent Directors”), and to fill the resulting vacancies with Kenneth Lerer, Thomas J. May, Judith McHale, Ronald Nelson and Nicole Seligman (the “Purported Director Replacements”, and together with the Purported Bylaw Amendments, the “Purported Stockholder Actions”).

There are litigations currently pending in multiple jurisdictions that may impact the validity of the Written Consents, as detailed in the Information Statement. If the Written Consents are valid, they constitute the only stockholder approval required to approve the Purported Stockholder Actions under the DGCL, our Certificate of Incorporation and our Bylaws. Our Board of Directors was not notified of the Written Consents or the Purported Stockholder Actions before the Written Consents were delivered to the Company on June 6, 2016 and June 16, 2016, and did not recommend to NAI that NAI approve the Purported Stockholder Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders.

Under Rule 14c-2 of the Exchange Act, the Purported Stockholder Actions may constitute “corporate action” and may not be effective until 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof. The Company does not expect to take any action premised on the existence of any such 20 calendar day period and does not take a position on the question of whether the Purported Stockholder Actions constitute corporate action within the meaning of that Rule. In connection with certain pending litigations discussed in the Information Statement, the Delaware Chancery Court entered an order preserving the status quo pending resolution of the claims. That order provides that, until the Court enters a final judgment in the Delaware actions or a superseding order, the Board of Directors shall consist of the directors of Viacom before the Purported Director Replacements (including the Incumbent Directors).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

MICHAEL D. FRICKLAS

Executive Vice President, General Counsel and Secretary

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of Viacom Inc. (“Viacom” or the “Company”) of actions purportedly taken by written consents of National Amusements, Inc. and NAI Entertainment Holdings LLC (together, “NAI”). NAI is indirectly owned by Sumner M. Redstone and Shari E. Redstone, two members of the Company’s Board of Directors (the “Board of Directors”), and holds a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of June 6, 2016 (the “June 6 Record Date”) and June 16, 2016 (the “June 16 Record Date” and, together with the June 6 Record Date, the “Record Dates”) to vote generally in an election of directors.

GENERAL OVERVIEW OF ACTIONS

On the June 6 Record Date, NAI delivered to Viacom two Actions by Written Consent (the “June 6 Written Consents”) purporting to (1) effect certain amendments (the “June 6 Purported Bylaw Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) and (2) repeal any provision of or amendment to the Bylaws adopted by the Board of Directors without stockholder approval after September 15, 2011 (which provision has no effect, since the Board of Directors has not adopted any such provisions or amendments). The June 6 Purported Bylaw Amendments primarily:

•	require that any sale or financial transaction affecting all or a portion of Paramount Pictures Corporation (“Paramount”) and various other subsidiaries of the Company that are utilized in the conduct of business of Paramount must be unanimously approved by all of the members of the Board of Directors then in office;

•	specify that the Board of Directors can amend the Bylaws only by an affirmative vote of all of the members of the Board of Directors then in office; and

•	modify, in certain respects, the Company’s existing Bylaws provision requiring that the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) is the exclusive jurisdiction for certain types of corporate litigation.

As the Company has previously disclosed, it is exploring opportunities for a significant strategic minority investment in Paramount. Any such transaction would be subject to approval of the Board of Directors. If the June 6 Purported Bylaw Amendments are valid, then any such transaction must be unanimously approved by all of the members of the Board of Directors then in office.

On the June 16 Record Date, NAI delivered to the Company two Actions by Written Consent (the “June 16 Written Consents” and, together with the June 6 Written Consents, the “Written Consents”) purporting to (1) effect certain amendments (the “June 16 Purported Bylaw Amendments” and, together with the June 6

Purported Bylaw Amendments, the “Purported Bylaw Amendments”) to the Bylaws, (2) repeal any provision of or amendment to the Bylaws adopted by the Board of Directors without stockholder approval after September 15, 2011 (which provision has no effect, since the Board of Directors has not adopted any such provisions or amendments) and (3) effect the removal of certain individuals from, and appointment of other individuals to, the Board of Directors (the “Purported Director Replacements”, and together with the Purported Bylaw Amendments, the “Purported Stockholder Actions”). The June 16 Purported Bylaw Amendments:

•	provide that any and all vacancies on the Board of Directors occurring as a result of stockholder action to remove directors or to increase the number of authorized directors shall be filled only by the affirmative vote of stockholders representing at least a majority of stock entitled to vote generally in the election of directors; and

•	provide that any vacancy for any other reason shall be filled by the affirmative vote of the stockholders representing at least a majority of stock entitled to vote generally in the election of directors, unless such other vacancy is not filled by stockholder action within 30 days of the occurrence of such other vacancy, in which case such other vacancy may then be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

The Purported Director Replacements:

•	removed from the Board of Directors, without cause, George S. Abrams, Philippe P. Dauman, Blythe J. McGarvie, Frederic V. Salerno and William Schwartz (the “Incumbent Directors”); and

•	filled the vacancies on the Board of Directors resulting from the removal of such directors with Kenneth Lerer, Thomas J. May, Judith McHale, Ronald Nelson and Nicole Seligman (the “Purported New Directors”).

Copies of the June 6 Written Consents are attached to this Information Statement as Exhibit A, and copies of the June 16 Written Consents are attached to this Information Statement as Exhibit B. Biographies of the Purported New Directors, as publicly disclosed by NAI in a press release it issued in connection with the June 16 Written Consents, are attached to this Information Statement as Exhibit C.

VOTES REQUIRED

Holders of our Class A common stock are entitled to one vote per share of Class A common stock; except as otherwise required by law, holders of our Class B common stock are not entitled to vote.

Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article II, Section 10 of the Bylaws provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Section 109(a) of the DGCL and Article IX of the Bylaws provide that the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Company then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Company to amend, alter, change, repeal or adopt any Bylaws of the Company. Accordingly, approval of the June 6 Purported Bylaw Amendments required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s Class A common stock on the June 6 Record Date, and approval of the June 16 Purported Bylaw Amendments and the Purported Director Replacements required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s Class A common stock on the June 16 Record Date.

Section 141(k) of the DGCL and Article III, Section 16 of the Bylaws provide that any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all the aggregate voting power of outstanding shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of stockholders called expressly for that purpose. Accordingly, approval of the removal of the Incumbent Directors from the Board of Directors required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s Class A common stock on the June 16 Record Date.

Section 223(a) of the DGCL and, without giving effect to the June 16 Purported Bylaw Amendments, Article III, Section 2 of the Bylaws provide that subject to the rights of the holders of any series or class of stock other than common stock, vacancies in the Board of Directors shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Company or until their successors are duly elected and shall qualify, unless sooner displaced. If the Purported June 16 Bylaw Amendments are valid, then vacancies in the Board of Directors occurring as a result of stockholder action to remove directors shall be filled only by the affirmative vote of the holders of record of the outstanding shares representing at least a majority of all the aggregate voting power of outstanding shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class, and shall not be filled by the Board of Directors. Accordingly, if the Purported June 16 Bylaw Amendments are valid, then approval of the appointment of the Purported New Directors required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s Class A common stock on the June 16 Record Date.

As of the close of business on each of the Record Dates, we had 49,431,379 shares of Class A common stock outstanding, and National Amusements, Inc. (“National Amusements”) and its subsidiaries beneficially owned 39,442,332 shares of Viacom’s Class A common stock, representing approximately 79.8% of our Class A common stock on each Record Date. Of those shares, 35,726,517 shares, or approximately 72.3% of our Class A common stock, are represented by the Written Consents.

National Amusements is controlled by Mr. Redstone, our Chairman Emeritus, who is the Chairman and Chief Executive Officer of National Amusements, through the Sumner M. Redstone National Amusements Trust (the “SMR Trust”), which owns shares in National Amusements representing 80% of the voting interest of National Amusements. The shares representing the other 20% of the voting interest of National Amusements are held through a trust controlled by Ms. Redstone, who is Mr. Redstone’s daughter, the non-executive Vice Chair of Viacom and the President and a member of the Board of Directors of National Amusements. The shares of National Amusements held by the SMR Trust are voted solely by Mr. Redstone until such time as his incapacity or death. Upon Mr. Redstone’s incapacity or death, (1) Ms. Redstone will also become a trustee of the SMR Trust and (2) the shares of National Amusements held by the SMR Trust will be voted by the trustees of the SMR Trust.

VARIOUS LITIGATIONS INVOLVING NATIONAL AMUSEMENTS AND THE SMR TRUST

Prior to May 20, 2016, the trustees of the SMR Trust were Mr. Dauman, Viacom’s Executive Chairman, President and Chief Executive Officer, and Mr. Abrams, as well as Mr. Redstone, Phyllis Redstone, David R. Andelman, Norman Jacobs, and Leonard Lewin. The Board of Directors of National Amusements consisted of Mr. Redstone, Shari Redstone, Mr. Abrams, Mr. Andelman, Mr. Dauman, and Tyler Korff, Ms. Redstone’s son and Mr. Redstone’s grandson. On May 20, 2016, Messrs. Dauman and Abrams received notices stating that they had been removed as Trustees of the SMR Trust and as directors and managers of National Amusements and its subsidiaries and replaced, as to the SMR Trust, by Thaddeus Jankowski, the general counsel of National Amusements, and Jill Krutick; and as to National Amusements, by Ms. Krutick and Kimberlee Korff Ostheimer, Ms. Redstone’s daughter and Mr. Redstone’s granddaughter (the May 20, 2016 removals collectively, the “Purported Removals”).

On May 23, 2016, Messrs. Dauman and Abrams filed a lawsuit (the “Massachusetts Action”) in the Probate and Family Court in Norfolk County, Massachusetts, in which they challenged the Purported Removals on the grounds that such removals were the result of Mr. Redstone’s incapacity and/or the product of undue influence or other improper conduct exerted by Ms. Redstone or others. Since commencing the Massachusetts Action, Messrs. Dauman and Abrams have moved the court for expedited discovery and trial, as well as an evaluation of Mr. Redstone’s mental competency, and the defendants have moved to dismiss the action. Both motions are currently pending before the Massachusetts court. Also on May 23rd, attorneys for Mr. Redstone petitioned the Superior Court of California, Los Angeles County, seeking the court’s confirmation of the validity of the Purported Removals. A hearing before the California court is set for October 18, 2016. In the event that the Purported Removals are determined to be the product of Mr. Redstone’s incapacity and/or the product of undue influence, then the Written Consents may also be determined to be invalid and void.

On June 16, 2016, NAI filed a lawsuit (the “NAI Delaware Action”) in the Delaware Chancery Court pursuant to 8 Del. C. § 225, (1) seeking the court’s confirmation of the validity and effectiveness of the Purported Stockholder Actions, and (2) requesting that, pending a final court ruling, the court maintain the existing Board of Directors and prohibit the Board of Directors from taking any action not in the ordinary course of business. Also on June 16th, Mr. Salerno, who is Viacom’s Lead Independent Director, filed a lawsuit in the Delaware Chancery Court pursuant to 8 Del. C. § 225 (the “Salerno Delaware Action” and, together with the NAI Delaware Action, the “Delaware Actions”), with the support of the independent members of the Board of Directors, seeking an expedited determination (1) that the June 16 Purported Bylaw Amendments and the Purported Director Replacements are invalid, (2) that the Board of Directors remains as currently comprised, (3) enjoining NAI from taking further wrongful actions under the authority of Mr. Redstone and (4) entering a status quo order providing that NAI shall not take any actions that would disrupt the Board of Directors’ continuing management of the business and affairs of the Company in the ordinary course. The Delaware Actions are being managed under a coordination order.

On June 27, 2016, the Delaware Chancery Court entered an order preserving the status quo during the pendency of the Delaware Actions (the “Status Quo Order”). The Status Quo Order will remain in place until a final judgment is entered in the Delaware Actions (or until the Delaware Chancery Court enters a superseding order). The Status Quo Order provides that, while it is effective, the Board of Directors shall consist of the directors of Viacom before the Purported Director Replacements, namely, George S. Abrams, Philippe P. Dauman, Thomas E. Dooley, Blythe J. McGarvie, Deborah Norville, Charles E. Phillips, Shari E. Redstone, Sumner M. Redstone, Frederic V. Salerno, William Schwartz and Cristiana Falcone Sorrell. The Status Quo Order further provides that none of Viacom, the Board of Directors, any committee of the Board of Directors, any member of the Board of Directors or any Viacom executive officer, or any person acting at the direction of any of them, shall authorize, agree to, knowingly cause or permit or take, directly or indirectly, any action that is outside the routine day-to-day operations of Viacom and its subsidiaries taken as a whole (the “Consolidated Company”) without providing five business days’ prior written notice to NAI (which notice shall be treated confidentially). For purposes of the Status Quo Order, “action that is outside the routine day-to-day operations” of the Consolidated Company includes in summary, but is not limited to:

a.	declaring any spin-off or other similar distribution of capital stock of Viacom or distributing any securities or assets of Viacom, other than Viacom’s regular quarterly dividend;

b.	authorizing or entering into agreements with third parties not otherwise permitted by the Status Quo Order, except for agreements entered into in the ordinary course of business consistent with past practice which do not effect a change in (i) the current business operations material to the Consolidated Company or (ii) the voting control or equity ownership of Viacom;

c.	authorizing, creating or amending securities of the Consolidated Company, subject to certain exceptions including if such action is taken in the ordinary course of business consistent with past practice or pursuant to existing agreements;

d.	authorizing or entering into agreements to issue, sell or dispose of securities of the Consolidated Company, subject to certain exceptions including if such action is taken in the ordinary course of business consistent with past practice or pursuant to mandatory provisions of existing agreements in existence as of June 15, 2016 (provided that under no circumstances may Viacom issue, sell or dispose of any Class A Common Stock or Class B Common Stock of Viacom);

e.	authorizing or entering into any action or transaction that would require Viacom stockholder approval;

f.	authorizing or entering into any transaction that is material to the business of Paramount and that is not in the ordinary course of business consistent with past practice, for any disposition of equity or assets of Paramount and its subsidiaries to a party other than the Consolidated Company;

g.	increasing the compensation and benefits payable to current officers and employees, hiring new officers or employees, or terminating or amending existing employment agreements, subject to certain exceptions including if such action is pursuant to agreements in existence as of June 15, 2016 or would not have required the approval of the Board of Directors or a committee of the Board of Directors prior to June 27, 2016;

h.	hiring a financial advisor where the aggregate fees would reasonably be expected to exceed $10 million;

i.	entering into an agreement that is reasonably likely to result in Viacom incurring liability or making any payment based upon the resolution of the claims alleged in the Delaware Actions regarding the validity of the June 6 Purported Bylaw Amendments or the June 16 Purported Bylaw Amendments;

j.	instituting or funding legal proceedings seeking the relief sought in the Delaware Actions, the Massachusetts Action, or Mr. Redstone’s petition pending in California Superior Court, subject to certain exceptions including the defense of legal proceedings seeking the relief sought in those actions and any advancement or indemnification obligations of the Consolidated Company in effect on June 16, 2016; and

k.	amending the Bylaws by action of the Board of Directors.

On July 1, 2016, Viacom filed an answer in the NAI Delaware Action, contesting the validity and effectiveness of the Written Consents. Mr. Salerno filed a joinder in that answer and asserted additional affirmative defenses.

On July 11, 2016, the NAI plaintiffs filed motions for Judgment on the Pleadings in the NAI Delaware Action and motions to dismiss the Salerno Delaware Action. A hearing regarding the motions is set for July 29, 2016.

If the Written Consents are valid, then all necessary stockholder approvals in connection with the Purported Stockholder Actions have been given. Our Board of Directors was not notified of the Written Consents or the Purported Stockholder Actions before the Written Consents were delivered to the Company on the Record Dates, and did not recommend to NAI that NAI approve the Purported Stockholder Actions. We are not seeking written consent from any stockholder, and stockholders other than NAI will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the actions purportedly taken by written consents and giving stockholders notice of the Purported Stockholder Actions as required by the DGCL and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EFFECTIVENESS OF POTENTIAL “CORPORATE ACTION”

Under Rule 14c-2 of the Exchange Act, the Purported Stockholder Actions may constitute “corporate action,” and the Purported Stockholder Actions may not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof. The Company does not expect to take any action premised on the existence of any such 20 calendar day period and does not take a position on the question of whether the Purported Stockholder Actions constitute corporate action within the meaning of that Rule. In addition, the Status Quo Order provides that, until the Delaware Chancery Court enters a final judgment in the Delaware Actions or a superseding order, the Board of Directors shall consist of the directors of Viacom before the Purported Director Replacements, including the Incumbent Directors.

DISSENTER’S RIGHTS

Under the DGCL, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to an amendment to the Bylaws.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request at the address noted above. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing to 1515 Broadway, New York, NY 10036-5794, attention: Michael D. Fricklas, Secretary.

MICHAEL D. FRICKLAS

Executive Vice President, General Counsel and Secretary

July 18, 2016

Exhibit A

VIACOM INC.

ACTION BY WRITTEN CONSENT OF STOCKHOLDER

WHEREAS: Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article II, Section 10 of the Amended and Restated Bylaws (the “Bylaws”) of Viacom Inc., a Delaware corporation (the “Company”), provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted;

WHEREAS: Article IX of the Bylaws currently provides that “[i]n furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation[;]”

WHEREAS: Section 109(a) of the DGCL provides in relevant part that “the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote” and the Amended and Restated Certificate of Incorporation of the Company contains no restrictions on the Company’s stockholders’ power to amend the Bylaws;

WHEREAS: It is deemed necessary and desirable to further amend the Bylaws to provide that the unanimous affirmative vote of all members of the board of directors of the Company (the “Board”) then in office shall be required to approve any Paramount Transaction (as defined in the resolutions below) or vote any shares or ownership interests at a meeting or by written consent of any Paramount Entity (as defined in the resolutions below) in connection with a Paramount Transaction;

WHEREAS: It is deemed necessary and desirable to further amend the Bylaws to provide that the unanimous affirmative vote of all members of the Board then in office shall be required to adopt, amend, alter, change or repeal any provisions of the Bylaws;

WHEREAS: It is deemed necessary and desirable to amend Article VIII, Section 3 of the Bylaws (Forum For Adjudication of Disputes) in the manner set forth in the resolutions below; and

WHEREAS: It is deemed necessary and desirable to repeal any provision of or amendment to the Bylaws adopted by the Board without stockholder approval after September 15, 2011.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, effective immediately, Article III, Section 8, of the Bylaws be, and the same hereby is, amended by adding at the end thereof the following new provisions:

“Notwithstanding the foregoing, the affirmative vote of all the directors then in office shall be required to approve any of the following:

(1) Any sale, issuance, transfer, redemption, lien, encumbrance or other disposition (including, without limitation, by way of recapitalization, reclassification, dividend, distribution, merger, consolidation or otherwise) of (i) any shares of capital stock or ownership interest of Paramount Pictures Corporation (“Paramount”), (ii) any shares of capital stock or ownership interest of any direct or indirect subsidiary of Paramount (each, a “Paramount Subsidiary”), (iii) any shares of capital stock or ownership interest of any direct or indirect subsidiary of the Corporation that conducts any business supporting, servicing or otherwise utilized in the conduct of business of Paramount or any Paramount Subsidiary, including, without limitation, as a lender or a borrower or as a guarantor of any obligation or indebtedness (each a “Related Entity”; each of Paramount, any Paramount Subsidiary and any Related Entity, individually, a “Paramount Entity”) or (iv) any options, warrants, convertible securities or other rights to purchase or acquire or encumber any shares of such capital stock or ownership interest of any Paramount Entity; or

(2) Any sale, transfer, license, lien, encumbrance or other disposition of the material assets or businesses of any Paramount Entity other than in the ordinary course of business consistent with past practice; or

(3) The entry by any Paramount Entity into any partnership, limited partnership or joint venture; or

(4) The entry by the Corporation or any direct or indirect subsidiary thereof into any contract, joint venture, agreement, guarantee, commitment or understanding, whether or not legally binding or enforceable, to effect or consummate, or otherwise related to or that would facilitate, any transaction described in subparagraph (1), (2) or (3) above; or

(5) The adoption or approval of any amendment to the certificate or articles of incorporation of any Paramount Entity (or similar governing document of any Paramount Entity that is not a corporation, including any limited liability company agreement or partnership agreement) (any of (1) through (5) is referred to herein as a “Paramount Transaction”); or

(6) The vote or consent of any shares of capital stock, other equity interests, or other securities of any Paramount Entity owned or held, directly or indirectly, by the Corporation or any direct or indirect subsidiary thereof, with respect to, or in connection with, a Paramount Transaction.”

RESOLVED FURTHER: that, effective immediately, Article IX of the Bylaws is deleted in its entirety and replaced with the following:

“In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation by the affirmative vote of all the directors then in office; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation.”

RESOLVED FURTHER: that, effective immediately, Article VIII, Section 3 of the Bylaws is deleted in its entirety and replaced with the following:

“Section 3. The Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the DGCL, the Corporation’s Amended and Restated Certificate of Incorporation, or these Bylaws (as each may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of any provision or provisions of the Corporation’s Amended and Restated Certificate of Incorporation or these Bylaws (as each may be amended from time to time), or any amendment thereto or modification thereof, (v) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, or (vi) any action or proceeding to determine the result of any vote or action by written consent of stockholders. The Board of Directors may consent in writing to the selection of an alternative forum; provided, however, that any such consent shall require the affirmative vote of all the directors then in office.”

RESOLVED FURTHER: that, effective immediately, any provision of or amendment to the Bylaws adopted by the Board without stockholder approval after September 15, 2011, be, and the same hereby is, repealed.

Exhibit B

VIACOM INC.

RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER

WHEREAS: Section 228 of the Delaware General Corporation Law (the “DGCL’’) and Article II, Section 10 of the Amended and Restated Bylaws, as amended (the “Bylaws”) of Viacom Inc., a Delaware corporation (the “Company”), provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted;

WHEREAS: Section 141(k) of the DGCL provides in relevant part that “[a]ny director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors” and the Amended and Restated Certificate of Incorporation of the Company and the Bylaws contain no provisions for a classified board or cumulative voting;

WHEREAS: Article III, Section 16 of the Bylaws currently provides in relevant part that “any or all directors may be removed from office at any time prior to the expiration of his, her or their term of office, with or without cause, only by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of stockholders called expressly for that purpose[;]”

WHEREAS: Sections 223(a) and 223(d) of the DGCL provides that rights with respect to filling vacancies of the board of directors of the Company (the “Board”) may be provided for in the Bylaws;

WHEREAS: Article III, Section 2 of the Bylaws currently provides that “[s]ubject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation then outstanding (other than Common Stock), vacancies in the board of directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute[;]”

WHEREAS: Article IX of the Bylaws currently provides that “[i]n furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation by the affirmative vote of all the directors then in office; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding· shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single .class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation[;]”

WHEREAS: Section 109(a) of the DGCL provides in relevant part that “the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote” and the Amended and Restated Certificate of Incorporation of the Company contains no restrictions on the Company’s stockholders’ power to amend the Bylaws;

WHEREAS: It is deemed necessary and desirable to amend the Bylaws to provide that any and all vacancies on the Board shall be filled by stockholders owning a majority of stock entitled to vote generally in the election of directors;

WHEREAS: It is deemed necessary and desirable to remove George S. Abrams, Philippe P. Dauman, Blythe J. McGarvie, Frederic V. Salerno and William Schwartz as directors of the Company; and

WHEREAS: It is deemed necessary and desirable to fill all of the vacancies on the Board resulting from the removal of George S. Abrams, Philippe P. Dauman, Blythe J. McGarvie, Frederic V. Salerno and William Schwartz with Nicole Seligman, Kenneth Lerer, Thomas J. May, Judith McHale and Ronald Nelson.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, effective immediately, Article III, Section 2 of the Bylaws be, and the same hereby is deleted in its entirety and replaced with the following:

“Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation then outstanding (other than Common Stock), vacancies in the board of directors occurring as a result of (i) stockholder action to remove directors or to increase the number of authorized directors or (ii) for any other reason shall be filled only by the affirmative vote of the holders of record of the outstanding shares representing at least a majority of all the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and shall not be filled by the· board of directors; provided that in the case of a vacancy referred to in clause (ii) above, such vacancy may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, if not filled by stockholder action within thirty days of the occurrence of such vacancy. The directors so chosen shall hold office until their death, resignation or removal or until their successors are duly elected and qualified.”

RESOLVED FURTHER: that, effective immediately after the effectiveness of the foregoing resolution amending Article III, Section 2 of the Bylaws, George S. Abrams, Philippe P. Dauman, Blythe J. McGarvie, Frederic V. Salerno and William Schwartz are hereby removed, without cause, as directors of the Company pursuant to Article III, Section 16 of the Bylaws;

RESOLVED FURTHER: that, effective immediately after the effectiveness of the foregoing resolution removing certain directors, Nicole Seligman, Kenneth Lerer, Thomas J. May, Judith McHale and Ronald Nelson are hereby appointed and elected as directors of the Company pursuant to Article III, Section 2 of the Bylaws, as hereby amended, to serve until their death, resignation or removal or until their successors are duly elected and qualified;

RESOLVED FURTHER: that, effective immediately, any provision of or amendment to the Bylaws adopted by the Board without stockholder approval after September 15, 2011, be, and the same hereby is, repealed.

Exhibit C

BIOGRAPHIES OF PURPORTED NEW DIRECTORS OF VIACOM INC.

Kenneth Lerer

Mr. Lerer is a Managing Partner at Lerer Hippeau Ventures and the Chairman of Buzzfeed. Previously, he was the Chairman and Co-Founder of The Huffington Post. Currently, Mr. Lerer is Chairman of Betaworks and Dodo.com and serves on the boards of Business Insider and Thrillist.com. Mr. Lerer is Chairman Emeritus of the Public Theater in New York City and serves on the boards of the Association to Benefit Children (ABC) and the Bank Street College of Education.

Thomas J. May

Mr. May is Chairman of Eversource Energy. Before May 2016, Mr. May also served as President and Chief Executive Officer of Eversource. Previously, Mr. May held various executive positions, including Chief Financial Officer and Chief Operating Officer. Mr. May was also the Chairman, President and Chief Executive Officer at NSTAR when the company merged with Northeast Utilities in April 2012. Currently, Mr. May is a director of Bank of America Corporation and Liberty Mutual Insurance Company, Inc., Chairman of the Stonehill College Board of Trustees, a trustee of the Dana-Farber Cancer Institute and a member of the board of the Kennedy Library Foundation.

Judith McHale

Ms. McHale serves as President and Chief Executive Officer of Cane Investments, LLC, which she joined in 2011. From June 2004 to December 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel, and served as its President and Chief Operating Officer from 1995 to 2004. Ms. McHale also served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. In 2006, Ms. McHale worked in partnership with the Global Environment Fund, a private equity firm, to launch the GEF/Africa Growth Fund, an investment vehicle intending to focus on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. She currently serves on the boards of Ralph Lauren, Corp., SeaWorld Entertainment, Inc., Hilton Worldwide Holdings Inc. and Yellow Pages Group, and previously has served on the boards of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc. and Potomac Electric Power Company.

Ronald Nelson

Mr. Nelson serves as the Executive Chairman of the Board of Avis Budget Group, Inc. Mr. Nelson served as Chairman, President and Chief Executive Officer of Avis Budget Group from August 2006 until December 2015 and also held the titles of President and Chief Operating Officer from June 2010 until October 2015. Previously, Mr. Nelson held several executive finance and operating roles, starting in April 2003, with Cendant Corporation, including as Chief Financial Officer and President, and also served on the board of Cendant Corporation from April 2003 to August 2006. From November 1994 to March 2003, Mr. Nelson served as Co-Chief Operating Officer of DreamWorks SKG. Prior to that, he was Executive Vice President, Chief Financial Officer and a director at Paramount Communications, Inc., formerly Gulf + Western Industries, Inc. Mr. Nelson also serves on the Boards of Convergys Corporation and Hanesbrands, Inc.

Nicole Seligman

Until March 2016, Ms. Seligman served as the President of Sony Entertainment, Inc. (since June 2014) and of Sony Corporation of America (since June 2012). She also served as Senior Legal Counsel of Sony Group from June 2014 until March 2016. Ms. Seligman previously served as Executive Vice President and General Counsel of Sony Corporation from June 2005 to June 2014. Ms. Seligman joined Sony in 2001 and served in a variety of other capacities during her tenure at Sony, including as a Corporate Executive Officer at Sony Corporation, as

Group Deputy General Counsel of Sony Corporation, as General Counsel at Sony Corporation of America and as an Executive Vice President at Sony Corporation of America, a subsidiary of Sony Corporation. Ms. Seligman joined Sony Corporation of America from Williams & Connolly LLP in Washington, D.C., where she had been a Partner in its litigation practice working on a broad range of complex civil and criminal matters and counseling a wide range of clients, including President William Jefferson Clinton and Lt. Col. Oliver North. Ms. Seligman joined Williams & Connolly LLP in 1985. Ms. Seligman has been a Non-Executive Director at WPP plc since January 2014 and has served as its Senior Independent Director since April 2016. Ms. Seligman served as law clerk to Justice Thurgood Marshall on the Supreme Court of the United States from 1984 to 1985 and as law clerk to Judge Harry T. Edwards at the U.S. Court of Appeals for the District of Columbia Circuit from 1983 to 1984.